ADVISORS SERIES TRUST
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 28th day of June, 2010, to the Fund Administration Servicing Agreement, dated as of June 8, 2006, as amended (the “Agreement”), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the “Trust”) on behalf of its series of the trust, the ActivePassive Funds and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into a Fund Administration Servicing Agreement; and

WHEREAS, the parties desire to amend the fees of the series of the Trust; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the exhibits and add the following:

Exhibit R is hereby superseded and replaced with Exhibit R attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy
Printed Name: Douglas G. Hess	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Exhibit R (continued) to the Separate Series of Advisors Series Trust Fund Administration Servicing Agreement

Name of Series	Date Added
ActivePassive Large Cap Growth Fund	on or after 12/31/2007
ActivePassive Large Cap Value Fund	on or after 12/31/2007
ActivePassive Small/Mid Cap Growth Fund	on or after 12/31/2007
ActivePassive Small/Mid Cap Value Fund	on or after 12/31/2007
ActivePassive International Equity Fund	on or after 12/31/2007
ActivePassive Emerging Markets Equity Fund	on or after 12/31/2007
ActivePassive Global Bond Fund	on or after 12/31/2007
ActivePassive Intermediate Taxable Bond Fund	on or after 12/31/2007
ActivePassive Intermediate Municipal Bond Fund	on or after 12/31/2007

Exhibit R (continued) to the Separate Series of Advisors Series Trust
 Fund Administration Servicing Agreement
For the services rendered by U.S. Bancorp Fund Services, LLC under this Agreement, the Fund(s) listed herein shall pay U.S. Bank compensation as set forth in the Fee Schedule below:

ActivePassive Funds FUND ADMINISTRATION & COMPLIANCE SERVICES FEE SCHEDULE at July 1, 2010

Domestic Funds
Annual Fee Based Upon Total Assets of Fund Complex*
♦ $[ ] on the first [ ]million (includes [ ] funds with one class)
♦ [ ] basis points on the next $[ ] million
♦ [ ] basis points on the balance above $[ ] billion
♦
Annual Minimum Fee Per Fund*
$[ ] per domestic/international Fund plus $[ ] per additional class (if required).
For the two year period July 1, 2010 through June 30, 2012, the maximum fee charged will be $[ ] per fund.   If complex assets exceed $[ ] million during this period, the maximum fee charged will be $[ ] per fund.

After June 30, 2012, the fees revert to the annual fees listed above.
Multiple Manager Reporting (if required)*
No additional charge for multiple managers for the period of July 1, 2010 to June 30, 2012

Advisor Information Source Web Portal
• $[ ] /fund/month

Plus Out-Of-Pocket Expenses – Including but not limited to postage, stationery, programming, special reports, daily compliance testing systems expenses, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, certain insurance premiums, expenses from board of directors meetings, auditing and legal expenses, conversion expenses (if necessary), and all other out-of-pocket expenses.

Additional Services – Above pricing is for standard services.  Available but not included above are the following services – multiple classes, legal administration, SEC 15c reporting, Advisor Information Source data delivery, daily fund compliance testing, daily pre- and post- performance reporting.

Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.

Advisor’s Signature below acknowledges approval of the fee schedule above.
FundQuest Incorporated

By:  /s/ Timothy J. Clift

Printed Name:  Timothy J. Clift

Title:  CIO         Date: 8/10/2010

Exhibit R (continued) to the Separate Series of Advisors Series Trust
 Fund Administration Servicing Agreement
Multiple Series Trust ActivePassive Funds - CHIEF COMPLIANCE OFFICER SERVICES FEE SCHEDULE at July 1, 2009
Chief Compliance Officer Services
U.S. Bancorp provides the Chief Compliance Officer (CCO) for each fund serviced within the Multiple Series Trust.  Compliance functions performed by USBFS provided CCO include, but are not limited to:
• Designation as the Trust’s Chief Compliance Officer
• Periodic and Annual Reporting to MST Fund Board
• Board Meeting Presentation and Board Support
• MST Fund Board Liaison For All Compliance Matters
• Daily Resource to Advisor CCO and Fund Board
• Review of Advisor Compliance Policies, Procedures and Controls
• Review of USBFS/USB Critical Procedures & Compliance Controls
• Due Diligence Review of Advisor and USBFS Service Facilities
• Testing, Documentation and Reporting of Advisor and USBFS/USB Compliance Policies, Procedures and Controls
Compliance functions performed by USBFS Risk Management Team include, but are not limited to:
• Quarterly USBFS Certification to Trust CCO
• Business Line Functions Supported
• Fund Administration and Compliance
• Transfer Agent and Shareholder Services
• Fund Accounting
• Custody Services
• Distribution Services
• CCO Portal – Web On-line Access to Fund CCO Documents
• Periodic CCO Conference Calls
• Dissemination of Industry/Regulatory Information
• Client & Business Line Compliance Education & Training
Chief Compliance Officer (CCO)*
• $[ ] per fund 1st year
• Fee determined and allocated by Board thereafter

Plus Out-Of-Pocket Expenses – including but not limited to CCO team travel related costs to perform due diligence reviews at Advisor facilities
Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.

Advisor’s Signature below acknowledges approval of the fee schedule above.
FundQuest Incorporated

By: /s/ Timothy J. Clift

Printed Name: Timothy J. Clift

Title:  CIO                      Date: 8/10/2010